UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(AMENDMENT NO.3 TO FORM 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2013
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 College Blvd., Suite 102. Oceanside, California	92057
(Address of principal executive offices)	(Zip Code)

  (714) 423-0701

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to Current Report on Form 8-K is being made in response to that certain comment letter dated October 22, 2013 from the United States Securities and Exchange Commission regarding clarification of disclosure.

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 Changes in Registrant's Certifying Accountant

The report of Malone Bailey on the Company’s financial statements for the two (2) most recent fiscal years ended September 30, 2012 and September 30, 2011, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.   During the Company’s two (2) most recent fiscal years ended September 30, 2012 and September 30, 2011, there was no disagreement between the Company and Malone Bailey, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Malone Bailey, would have caused Malone Bailey to make reference thereto in its report on the Company’s audited financial statements. There was a disagreement during the subsequent period through to the date of Malone Bailey’s termination

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01-Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.

DATE: October 29, 2013	/s/ Gary DeRoos Name: Gary DeRoos Title: President/Chief Executive Officer